Exhibit 10.4

EXECUTION VERSION

PERFORMANCE GUARANTY

This PERFORMANCE GUARANTY (this “Performance Guaranty”), dated as of December 18, 2018, is made by LAMAR MEDIA CORP., a Delaware corporation (together with its successors and permitted assigns, the “Performance Guarantor”), in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent under the Receivables Financing Agreement defined below (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of the Administrative Agent and the other Secured Parties under the Receivables Financing Agreement defined below. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in, or by reference in, the Receivables Financing Agreement defined below.

PRELIMINARY STATEMENTS

(1)    Concurrently herewith, Lamar QRS Receivables, LLC, a Delaware limited liability company (the “QRS Borrower”), as buyer, the Performance Guarantor, as initial servicer (in such capacity, the “Initial Servicer” and any successor or assign thereof that is an Affiliate of the Performance Guarantor, the “Successor Servicer” and together with the Initial Servicer, the “Servicer”), and the various entities listed in Schedule I hereto (collectively, the “Initial QRS Originators”), as originators, and the various other entities party thereto as originators are entering into that certain Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “QRS Purchase and Sale Agreement”).

(2)    Concurrently herewith, Lamar TRS Receivables, LLC, a Delaware limited liability company (the “TRS Borrower” and together with the QRS Borrower, the “Borrowers”), as buyer, the Servicer and the various entities listed in Schedule II hereto (collectively, the “Initial TRS Originators” and together with the Initial QRS Originators, the “Initial Originators”), as originators, and the various other entities party thereto as originators are entering into that certain Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “TRS Purchase and Sale Agreement” and together with the QRS Purchase and Sale Agreement, the “Purchase and Sale Agreements”). Each entity from time to time party to any Purchase and Sale Agreement as an originator thereunder, including the Initial Originators, is herein referred to as an “Originator” and, collectively, as the “Originators”. Pursuant to the Purchase and Sale Agreements, the Originators will from time to time sell and contribute Receivables and Related Rights to the Borrowers.

(2)    Concurrently herewith, the Borrowers, as borrowers, the Servicer, the Persons from time to time party thereto as Lenders, PNC Capital Markets LLC, as Structuring Agent, and the Administrative Agent are entering into that certain Receivables Financing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), pursuant to which (i) the Lenders may from time to time make Loans to the Borrowers, (ii) the Borrowers have granted to the Administrative Agent (on behalf of the Secured Parties) a security interest in the Collateral and (iii) the Servicer will service the Pool Receivables.

(3)    As of the date hereof, the Performance Guarantor is the direct or indirect owner of 100% of the outstanding Capital Stock of each Originator and each Borrower.

(4)    The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the Receivables Financing Agreement.

(5)    The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales and contributions of Receivables to the Borrowers from time to time under the Purchase and Sale Agreements, (ii) the Servicer’s servicing of the Pool Receivables, (iii) the financial accommodations made by the Lenders to the Borrowers from time to time under the Receivables Financing Agreement and (iv) the other transactions contemplated under the Purchase and Sale Agreements and the Receivables Financing Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

SECTION 1.    Unconditional Undertaking; Enforcement. The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as assignee of the Borrowers’ rights, interests and claims under the Purchase and Sale Agreements), the Lenders and each of the other Secured Parties the due and punctual performance and observance by each Originator and the Successor Servicer (together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of such Covered Entity to be performed or observed by it under each Purchase and Sale Agreement, the Receivables Financing Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document, in each case on the terms and subject to the conditions and limitations set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if the Performance Guarantor becomes aware of the failure by any Covered Entity to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually perform or observe any of such Guaranteed Obligations capable of performance by the Performance Guarantor, or cause to be performed or observed, such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, any Lender, any Borrower or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of itself, the Lenders and the other Secured Parties) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any Lender may have against any Covered Entity, any Borrower, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. This Performance Guaranty shall terminate on the Final Payout Date. It is expressly acknowledged that this Performance Guaranty is a guarantee of performance only and is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for any non-payment or delay in payment of any Pool Receivables solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.

SECTION 2.    Validity of Obligations. (a) The Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional, irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by any Borrower) to collect any Pool Receivables or to realize upon any other Collateral or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities or any Borrower or any other Person, (iii) any waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or by any Borrower) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or of the Borrowers) with respect thereto, (vi) the failure by any Secured Party (or by any Borrower) to take any steps to perfect and maintain perfected its interest in any Collateral or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Collateral or any other assets of any Covered Entity or of any Borrower, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, any Borrower or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, any Borrower or any of their assets or obligations. The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Secured Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.

(b)    Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were principal debtor in respect thereof and not merely the Performance Guarantor and shall be paid by the Performance Guarantor forthwith. The Performance Guarantor further agrees that, to the extent that any Covered Entity, any Borrower or any other Person makes a payment or payments to any Secured Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Entity, such Borrower or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Entity, the Performance Guarantor, any Borrower, Person or any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 3.    Reinstatement, etc. The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity), as though such payment had not been made.

SECTION 4.    Waiver. The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Entity, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement, other than as expressly set forth herein, that any Secured Party (or any Borrower) exhaust any right or take any action against any Covered Entity, any Borrower, any other Person or any property. The Performance Guarantor represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Entities and the Borrowers, on a continuing basis, all information concerning the financial condition of the Covered Entities and the Borrowers, and that it is not relying on any Secured Party to provide such information either now or in the future.

SECTION 5.    Subrogation. The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or any Borrower) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of the Guaranteed Obligations.

SECTION 6.    Representations and Warranties of the Performance Guarantor. The Performance Guarantor hereby represents and warrants to the Administrative Agent and each of the other Secured Parties as of the date hereof, on each Settlement Date and on each day on which a Credit Extension shall have occurred under the Receivables Financing Agreement, as follows:

(a)    Organization and Good Standing. The Performance Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with the power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)    Due Qualification. The Performance Guarantor is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)    Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary action.

(d)    Binding Obligations. This Performance Guaranty and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)    No Conflict or Violation. The execution and delivery of this Performance Guaranty and each other Transaction Document to which the Performance Guarantor is a party, the performance of the transactions contemplated by this Performance Guaranty and the other Transaction Documents and the fulfillment of the terms of this Performance Guaranty and the other Transaction Documents by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Performance Guarantor or any indenture, sale agreement, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Performance Guaranty and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f)    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Performance Guarantor’s knowledge threatened, against the Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Performance Guaranty or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document; (iii) seeking any determination or ruling that could materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Performance Guaranty or any of the other Transaction Documents; or (iv) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g)    No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(h)    Compliance with Applicable Law. The Performance Guarantor is in compliance in all respects with Applicable Law applicable to the Performance Guarantor, its Subsidiaries and their respective businesses and properties, except where any such failure could not reasonably be expected to have a Material Adverse Effect.

(i)    Accuracy of Information. All certificates, reports, statements and other documents furnished to the Administrative Agent or any other Credit Party by the Performance Guarantor pursuant to any provision of this Performance Guaranty or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Performance Guaranty or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading (provided that with respect to any projected financial information, if any, the Performance Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time).

(j)    Other Transaction Documents. Each representation and warranty made by the Performance Guarantor under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

(k)    No Material Adverse Effect. Since December 31, 2017, there has been no Material Adverse Effect.

(l)    Investment Company Act. The Performance Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(m)    Anti-Money Laundering/International Trade Law Compliance. The Performance Guarantor is not a Sanctioned Person. The Performance Guarantor does not, either in its own right or through any third party, (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law.

(n)    Financial Condition. The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as of December 31, 2017 and the related statements of income and shareholders’ equity of the Performance Guarantor and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Lenders, present fairly in all material respects the consolidated financial position of Holdings and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(o)    Taxes. The Performance Guarantor has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except, in the case of clauses (i) and (ii) above, where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(p)    Opinions. The facts regarding the Performance Guarantor and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Performance Guaranty and the Transaction Documents are true and correct in all material respects.

(q)    Solvency. The Performance Guarantor is Solvent.

(r)    Separateness. The Performance Guarantor is aware that the Administrative Agent and the other Secured Parties have entered into the Receivables Financing Agreement in reliance on each Borrower being a separate entity from the Performance Guarantor and the Performance Guarantor’s other Affiliates (including, without limitation, the Covered Entities) and has taken such actions and implemented such procedures as are necessary on its part to ensure that the Performance Guarantor and each of its Affiliates (including, without limitation, the Covered Entities) will take all steps necessary to maintain each Borrower’s identity as a separate legal entity from the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities) and to make it manifest to third parties that each Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities).

(s)    ERISA.

(i)    Each of the Performance Guarantor and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Pension Plans and Multiemployer Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred during the past five years other than a Reportable Event that would not reasonably be expected to have a Material Adverse Effect. The excess of the present value of all benefit liabilities under each Pension Plan (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to such Pension Plan), over the value of the assets of such Pension Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed, would not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Pension Plans (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to each such Pension Plan) over the value of the assets of all such under funded Pension Plans, determined as of the most recent annual valuation dates applicable thereto for which valuations have been completed, would not reasonably be expected to have a Material Adverse Effect. None of the Performance Guarantor or its ERISA Affiliates has received any written notification that any Multiemployer Plan is insolvent or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be insolvent or to be terminated, where such insolvency or termination has had or would reasonably be expected to have, through increases in the contributions required to be made to such Multiemployer Plan or otherwise, a Material Adverse Effect.

(ii)    Each of the Performance Guarantor and the ERISA Affiliates is in compliance (x) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan governed by the laws of a jurisdiction other than the United States and (y) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(t)    Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Release, on each Settlement Date and on the date each Information Package, Interim Report or other report is delivered to the Administrative Agent or any Lender hereunder, the Performance Guarantor shall be deemed to have certified that all representations and warranties of the Performance Guarantor hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date).

SECTION 7.    Certain Covenants. The Performance Guarantor covenants and agrees that, from the date hereof until the Final Payout Date, the Performance Guarantor will observe and perform all of the following covenants.

(a)    Ownership and Control. The Performance Guarantor shall not permit the occurrence of any Change in Control.

(b)    Existence and Good Standing. The Performance Guarantor will comply in all material respects with all Applicable Laws, and preserve and do all things as are necessary to maintain its corporate existence, rights, franchises, qualifications, privileges and good standing. The Performance Guarantor also will ensure that it has the right and is duly qualified to conduct its business as it is presently conducted in all applicable jurisdictions, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.

(c)    Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(d)    Actions Contrary to Separateness. The Performance Guarantor will not take any action inconsistent with the terms of Section 8.03 of the Receivables Financing Agreement.

(e)    Anti-Money Laundering/International Trade Law Compliance. The Performance Guarantor will not become a Sanctioned Person. The Performance Guarantor, either in its own right or through any third party, will not (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The Performance Guarantor shall comply with all Anti-Terrorism Laws. The Performance Guarantor shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.

(f)    Payments on Receivables; Collection Accounts. Except as otherwise contemplated by the Transaction Documents, if any payments on the Pool Receivables or other Collections are received by the Performance Guarantor, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account.

(g)    Further Assurances. The Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary, or that the Administrative Agent may reasonably request, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Performance Guaranty or any other Transaction Document. Without limiting the foregoing, the Performance Guarantor hereby agrees from time to time, at its own expense, promptly to provide such information (including non-financial information) with respect to itself and each Covered Entity as the Administrative Agent may reasonably request.

(h)    Borrowers’ Tax Status. The Performance Guarantor shall not take or cause any action to be taken that could result in any Borrower (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a United States person (within the meaning of Section 7701(a)(30) of the Code), (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, or (iii) becoming subject to any Tax in any jurisdiction outside the United States.

SECTION 8.    Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.    Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic mail) and faxed, mailed, sent or delivered to it (a) if to the Administrative Agent, to its address specified for notices in the Receivables Financing Agreement, (b) if to any other Secured Party, to the Administrative Agent on such Secured Party’s behalf at the address specified for notices to the Administrative Agent in the Receivables Financing Agreement and (c) if to the Performance Guarantor, to its address set forth below, or in either case, to such other address as the relevant party specified to the other from time to time in writing:

Lamar Media Corp.

5321 Corporate Boulevard

Baton Rouge, LA 70808

Attention: Danielle Dubreuil

Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 10.    No Waiver; Remedies. No failure on the part of any Borrower or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

SECTION 11.    Continuing Agreement; Third Party Beneficiaries; Assignment. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders, the other Secured Parties and their respective successors and assigns. Without limiting the generality of the foregoing clause (iii) upon any assignment by a Lender permitted pursuant to the Receivables Financing Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise. Each of the parties hereto hereby agrees that each of the Lenders and the Secured Parties shall be a third-party beneficiary of this Performance Guaranty. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in full in U.S. dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. dollars required hereunder.

SECTION 12.    Mutual Negotiations. This Performance Guaranty is the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 13.    Costs and Expenses. The Performance Guarantor hereby agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Performance Guaranty (or any supplement or amendment hereto), including, without limitation, the reasonable and documented Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Performance Guaranty. In addition, the Performance Guarantor agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable and documented Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Performance Guaranty.

SECTION 14.    Indemnities by Performance Guarantor. Without limiting any other rights which any Secured Party may have hereunder or under Applicable Law, the Performance Guarantor agrees to indemnify and hold harmless each Secured Party and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “Guarantor Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable and documented attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by the Performance Guarantor of any of its obligations or duties under this Performance Guaranty or any other Transaction Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by the Performance Guarantor hereunder, under any other Transaction Document to which it is a party in any capacity or in any certificate or statement delivered pursuant hereto or to any other Transaction Document to which it is a party in any capacity; (iii) the failure of any information provided in writing to any such Guarantor Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, to be true and correct in all material respects; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such Guarantor Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, not materially misleading; (v) any gross negligence or willful misconduct on the Performance Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Performance Guaranty or any other Transaction Document; (vi) the failure by the Performance Guarantor to comply with any Applicable Law, rule or regulation with respect to this Performance Guaranty, the transactions contemplated hereby, any other Transaction Document to which it is a party in any capacity, the Guaranteed Obligations or otherwise or (vii) the failure of this Performance Guaranty to constitute a legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms; provided, however, notwithstanding anything to the contrary in this Section 14, Indemnified Amounts shall be excluded solely to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of such Guarantor Indemnified Party.

SECTION 15.    GOVERNING LAW. THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

SECTION 16.    CONSENT TO JURISDICTION. (i) THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY, AND THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE PERFORMANCE GUARANTOR, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY SECURED PARTY, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE PERFORMANCE GUARANTOR OR ANY OF ITS RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii)    THE PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 9. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 17.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 18.    Set-off Rights of Secured Parties. The Administrative Agent and the other Secured Parties may from time to time following the demand therefore by such Person, set-off and apply any liabilities any such Person may have to the Performance Guarantor (including liabilities in respect of any monies deposited with it by the Performance Guarantor) against any and all of the obligations of the Performance Guarantor to such Person now or hereafter existing under this Performance Guaranty.

SECTION 19.    Severability. If any term or provision of this Performance Guaranty shall be determined to be illegal or unenforceable to any extent with respect to any person or circumstance, the enforceability of such term or provision shall not be affected with respect to any other person or circumstance, and such term or provision shall be enforceable to the fullest extent permitted by Applicable Law.

SECTION 20.    Counterparts. This Performance Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Performance Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

LAMAR MEDIA CORP., as Performance Guarantor

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and
Chief Financial Officer

S-1	Performance Guaranty (Lamar)

Accepted as of the
date hereof:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

S-2	Performance Guaranty (Lamar)

Schedule I

LIST AND LOCATION OF EACH QRS ORIGINATOR

Originator	Location
Lamar Media Corp.	Delaware
Lamar Advantage GP Company, LLC	Delaware
Lamar Advantage Holding Company	Delaware
Lamar Advantage LP Company, LLC	Delaware
Lamar Advantage Outdoor Company, L.P.	Delaware
Lamar Advertising of Colorado Springs, L.L.C.	Colorado
Lamar Advertising of Louisiana, L.L.C.	Louisiana
Lamar Advertising of Michigan, Inc.	Michigan
Lamar Advertising of Penn, LLC	Delaware
Lamar Advertising of South Dakota, L.L.C.	South Dakota
Lamar Advertising of Youngstown, Inc.	Delaware
Lamar Advertising Southwest, Inc.	Nevada
Lamar Air, L.L.C.	Louisiana
Lamar Central Outdoor, LLC	Delaware
Lamar Electrical, Inc.	Louisiana
Lamar Florida, L.L.C.	Florida
Lamar Obie Company, LLC	Delaware
Lamar OCI North, L.L.C.	Delaware
Lamar OCI South Corporation	Mississippi
Lamar Ohio Outdoor Holding Corp.	Ohio
Lamar Pensacola Transit, Inc.	Florida
Lamar Tennessee, L.L.C.	Tennessee
Lamar Texas Limited Partnership	Texas
The Lamar Company, L.L.C.	Louisiana
TLC Farms, L.L.C.	Louisiana
TLC Properties, Inc.	Louisiana
TLC Properties, L.L.C.	Louisiana
Triumph Outdoor Holdings, LLC	Delaware

Schedule-I

Schedule II

LIST AND LOCATION OF EACH TRS ORIGINATOR

Originator	Location
Lamar Advertising of Penn, LLC	Delaware
Lamar Airport Advertising Company	Nevada
Lamar Investments, LLC	Delaware
Lamar Obie Company, LLC	Delaware
Lamar Service Company, LLC	Delaware
Lamar Transit, LLC	Delaware
Lamar TRS Holdings, LLC	Delaware
Outdoor Marketing Systems, L.L.C.	Pennsylvania
Outdoor Promotions West, LLC	Delaware
TLC Properties II, LLC	Texas
Triumph Outdoor Rhode Island, LLC	Delaware

Schedule-II